Subsidiaries of the Registrant(1)


                                                 State of           Percentage
                                              Incorporation         Ownership
                                              -------------         ---------

Farmers and Mechanics Bank                     United States           100%

FMS Financial Services, Inc.(2)(4)             New Jersey              100%

Land Financial Services, Inc.(2)(4)            New Jersey              100%

First Plunge, Inc. (3)(4)                      New Jersey              100%

Fishpond, Inc. (3)(4)                          New Jersey              100%

Angell Ayes, Inc. (3)(4)                       New Jersey              100%

Peter's Passion, Inc. (3)(4)                   New Jersey              100%

Atlantic Adventures, Inc.(3)(4)                New Jersey              100%


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(1)  The  operations  of the  subsidiaries  are  included  in  the  consolidated financial statements contained in the Annual Report to Stockholders attached as Exhibit 13 to the Form 10-K.
(2)  Subsidiary of Farmers and Mechanics Bank.
(3)  Subsidiary of Land Financial Services, Inc.
(4)  Currently an inactive subsidiary.